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                                                                  Rule 424(b)(3)
                                                                       333-55945

                                BRIGHTPOINT, INC.

                      Supplement dated December 21, 1999 to
            Prospectus dated July 2, 1998, as previously supplemented


                  This following table sets forth certain updated information concerning the beneficial ownership of LYONs by the Selling Holder named below.

                                               Principal Amount of LYONs
                                               Beneficially Owned And That
Selling Holder                                 May Be Offered Hereby(1)
--------------                                 ------------------------

Merrill Lynch Pierce Fenner & Smith, Inc.             $1,920,000(2)


(1) The information regarding ownership of LYON's provided by the Selling Holder listed herein is as of December 17, 1999.

(2) Updates information contained under the caption "Selling Holder" with respect to the Selling Holder listed herewith in the Company's July 2, 1998 Prospectus as previously supplemented.